September 12, 1996


Mr. Kyle Miller
President
Inland Resources Inc.
475 17th Street, Suite 1500
Denver, CO 80202

RE: AGREEMENT - OPTION TO PURCHASE INLAND'S TOIYABE PROPERTY, LANDER COUNTY, NEVADA

DEAR MR. MILLER:

This letter is intended to constitute a legally binding agreement ("Agreement") between Inland Resources Inc. ("Inland") and Placer Dome U.S. Inc. ("PDUS") regarding the subject property as shown in attached Exhibit A ("Property").

                                RECITALS

1. There currently exists a Letter Agreement between the parties entitled Letter Agreement, dated August 16, 1995.

2. Because of unforeseen circumstances, the parties desire to terminate the August 16, 1995 Letter Agreement and replace it with this September 12, 1996 Agreement.

3. The parties intend that PDUS will perform environmental due diligence on the Property in the form of water quality drill testing and within the time period set forth below, PDUS must elect to either: 1) purchase the Property, or 2) decline to purchase the Property, terminate this Agreement, and release all of its rights and interests in the Property.

                               AGREEMENT

1. Upon execution by both parties of this Agreement, it is hereby agreed that the August 16, 1995 Letter Agreement will automatically terminate and become immediately null and void.

2. PDUS will immediately begin a water quality drill testing program ("The Program") on the Property as described in Exhibit B attached hereto. PDUS will pay all costs and expenses associated with The Program and will be responsible for managing The Program.

3. PDUS agrees to Inland's request that The Program will not investigate or intentionally produce any data related to the geologic or mineral characteristics of the Property. The Program is intended for and restricted to water quality testing only. PDUS will allow and welcome any Inland employee (s) or agents (s) to be present during all work on the Program. PDUS will allow Inland to keep all drill hole cuttings which must be returned to PDUS only if and when PDUS purchases the Property.

4. It is agreed that PDUS may deviate somewhat from The Program; however, no "significant" change may be made without the express written consent of Inland. Any change in the number, direction, or location of any drill hole as described in The Program is to be deemed a "significant change" and thus will requires Inland's express written consent.

5. Inland agrees to allow PDUS to seek all required permitting on behalf of Inland. PDUS will seek to amend Inland's current Plan of Operations approved by the Bureau of Land Management. Inland will cooperate fully with PDUS and will execute any documents required to effectuate the goal of obtaining all necessary permits.

6. On or before THE EARLIER of the following two alternative dates (see below), PDUS must elect, by written notice to Inland, to either: 1) release to Inland any and all interest in the Property, or 2) complete the purchase of the Property from Inland and accept any and all liability attaching to the Property in exchange for a $240,000 payment from Inland to PDUS.

    Date 1: 60 days following receipt by PDUS of written approval from all necessary governmental agencies to carry out the Program.

    Date 2:  January 31, 1997.

7. If PDUS timely elects to purchase the Property, Inland will pay PDUS $240,000 and cooperate fully with PDUS by executing all documents necessary to transfer to PDUS all of Inland's leased and owned unpatented mining claims and other property rights which include, but are not limited to, all permits and any structures and equipment remaining on the Property but which are not presently under contract for sale to a third party.

8. If PDUS fails to timely elect to purchase the Property, or elects to release all interest in the Property, PDUS agrees that it will leave any well or all the wells open, provided that; the governing agencies allow PDUS to do so; and provided that Inland requests in writing that a specific well or wells remain open, and further provided that no additional PDUS expenditures are required and Inland agrees to take over the responsibility of operating and closing all open wells in accordance with all applicable laws and regulations. PDUS also agrees to turn over to Inland all data it creates or obtains from its performance of The Program and from its work associated with the Property.

9. If PDUS elects to complete the purchase of the Property, from and after the delivery of title to PDUS, PDUS shall be wholly responsible for all past, present and future environmental and reclamation liabilities associated with the Property, whether known or unknown at the time of delivery of title, and PDUS shall defend, hold harmless and indemnify Inland for any and all claims, demands, obligations and expenses which may result from or arise out of any such liabilities. If PDUS does not purchase the Property, PDUS shall be responsible only for any reclamation, environmental or other liabilities which result from its performance of The Program; except as specifically provided in this sentence, Inland shall remain wholly responsible for all past, present and future environmental, reclamation and other liabilities associated with the Property, whether known or unknown, and Inland shall defend, hold harmless and indemnify PDUS for any and all claims, demands, obligations and expenses which may result from or arise out of any such liabilities. Any reclamation which PDUS is responsible for shall be performed without any unreasonable delay.

10. It is understood that PDUS and Inland might not concur in the interpretation of the data generated under The Program; nevertheless, it is hereby agreed that PDUS may exercise its election options (under Paragraph 5 herein), as in its sole judgment and discretion, it so chooses.

11. Any notice or delivery of information herein contemplated to be given by either party to the other party shall be given in writing by personal delivery, electronic facsimile transmission, or by certified mail, return receipt requested, and addressed to the receiving party as listed below:

                            Placer Dome U.S. Inc.
                        240 S. Rock Blvd., Suite 117
                             Reno, Nevada 89502
                        Attention: Land/Legal Manager
                             FAX: (702) 856-2552

                            Inland Resources Inc.
                         475 17th Street, Suite 1500
                              Denver, CO 80202
                      Attention: Kyle Miller, President
                            FAX: (303) 296-4070

12. Except as otherwise provided herein, service of notice of delivery of information shall be effective and complete upon the deposit thereof in the United States mail, certified, return receipt requested, and with postage prepaid and addressed as aforesaid.

13. This writing sets forth the entire agreement and understanding between the parties, there being no oral agreements, promises or representations which are or may be incidental or supplementary to the provisions hereof. No changes, additions to, or waiver of any of the provisions of this Agreement shall be binding upon the parties hereto unless in writing signed by an authorized representative of the party to be bound. No waiver by any party or a breach of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different character.

14. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada except insofar as it may become necessary to comply with federal statutes, rules or regulations.

15. If any action is brought by either party for the enforcement, interpretation, or declaration of rights of the parties with respect to this Agreement, the negotiation of this Agreement or the operations conducted hereunder, the prevailing party shall be entitled to reasonable attorney fees in addition to any other relief awarded to the prevailing party.

Thank you for working with us to accomplish our goals.

Very truly yours,

PLACER DOME U.S. INC.


By:    /s/  DENNIS LEE
   --------------------------
         Dennis Lee
     Land/Legal Manager


Accepted and Agreed To on this 25th day of September, 1996.

INLAND RESOURCES INC.


By:   /s/  KYLE MILLER
   --------------------------
        Kyle Miller
         President